                                                                                                                                                                 EXHIBIT 3.2

CERTIFICATE OF AMENDMENT

to the

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

McMoRan EXPLORATION CO.

McMoRan Exploration Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:

At a meeting on February 3, 2003, the Corporation’s Board of Directors, duly adopted resolutions (1) setting forth an amendment to the Corporation’s Restated Certificate of Incorporation to phase out the three-year staggered terms of the Board of Directors and to provide instead for the annual election of directors commencing with the directors standing for election at the 2004 Annual Meeting of Stockholders, (2) declaring the proposed amendment to be advisable, (3) directing that the proposed amendment be considered at the 2003 Annual Meeting of Stockholders, and (4) recommending that the Corporation’s stockholders approve the proposed amendment at the 2003 Annual Meeting of Stockholders.

SECOND:

At the Annual Meeting of Stockholders on May 1, 2003, the holders of at least a majority of the Corporation’s outstanding common stock voted in favor of a proposal to amend Sections 3 and 4 of Article VI of the Corporation’s Restated Certificate of Incorporation, so that as amended, said sections shall be and read as follows:

ARTICLE VI

Board of Directors

3.

Classification.  (a)  Except as provided in the following paragraph:  (1) the members of the Board of Directors, other than those who may be elected by the holders of any one or more series of Preferred Stock voting separately, shall be classified, with respect to the term during which they shall hold office, into three classes, designated Class I, II and III, as nearly equal in number as possible; (2) any increase or decrease in the number of directors shall be apportioned by the Board of Directors so that all classes of directors shall be as nearly equal in number as possible; and (3) at each annual meeting of stockholders, directors chosen to succeed those whose terms then expire shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified.

(b)

Anything in the preceding paragraph to the contrary notwithstanding and subject to the rights of any one or more series of Preferred Stock, from and after May 2, 2003, any director elected by the stockholders or elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.  Any director elected prior to May 2, 2003, shall serve for the remainder of the three-year term for which he or she was elected and until his or her successor is duly elected and qualified.

4.

Vacancies.  Subject to any requirements of law and the rights of any one or more series of Preferred Stock, and except as provided in Article VI, section 6, any vacancy on the Board of Directors (including any vacancy resulting from an increase in the authorized number of directors or from a failure of the stockholders to elect the full number of authorized directors) may, notwithstanding any resulting absence of a quorum of directors, be filled only by the Board of Directors, acting by vote of both (a) a majority of the directors then in office and (b) a majority of all the Continuing Directors, voting as a separate group.

THIRD:

This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the Co-Chairman of the Board, President and Chief Executive Officer of the Corporation, for the purpose of amending the Restated Certificate of Incorporation, does hereby make this Certificate of Amendment, hereby declaring and certifying that this is the act and deed of the Corporation and the facts herein stated are true, and accordingly the undersigned has hereunto set his hand as of the 2nd day of May, 2003.

McMoRan EXPLORATION CO.

By:   /s/ Richard C. Adkerson

Richard C. Adkerson

Co-Chairman of the Board, President

and Chief Executive Officer